UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2022

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171
(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AXL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 13, 2022, American Axle & Manufacturing Holdings, Inc. (“Holdings”), American Axle & Manufacturing, Inc., a wholly owned subsidiary of Holdings (“AAM”) entered into the Refinancing Facility Agreement No. 1 (the “Refinancing Facility Agreement”), among AAM, as borrower, Holdings, each financial institution party thereto as a lender (the “New Tranche B Term Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), amending the Amended and Restated Credit Agreement, dated as of March 11, 2022 (the “Amended and Restated Credit Agreement”), among AAM, as borrower, Holdings, each financial institution party thereto from time to time as a lender, and the Administrative Agent.

Pursuant to the Refinancing Facility Agreement, the New Tranche B Term Lenders agreed to provide a $675 million term loan B facility (the “New Term Loan B Facility”), the proceeds from which, together with cash on hand of AAM and the proceeds of a $25 million borrowing on December 13, 2022 under the revolving credit facility of the Amended and Restated Credit Agreement, were used to (a) prepay the entire principal amount of the outstanding term loan B facility (the “Existing Term Loan B Facility”), (b) pay all accrued and unpaid interest due under the Existing Term Loan B Facility and (c) pay all fees, costs and expenses payable in connection therewith.

The New Term Loan B Facility will mature on December 13, 2029; provided that if on any date prior to such date (a “Reference Date”) any of AAM’s existing senior notes or any indebtedness incurred to refinance any such senior notes in an aggregate principal amount in excess of $250 million is then outstanding and has a maturity date that is on or prior to 91 days after the Reference Date, the New Term Loan B Facility will instead mature on the Reference Date (or, if such date is not a business day, the immediately preceding business day). The Refinancing Facility Agreement established the use under the New Term Loan B Facility of the Secured Overnight Financing Rate (SOFR) and a minimum Adjusted Term SOFR Rate (as defined in the Amended and Restated Credit Agreement) of 0.50%. The Term SOFR loans under the New Term Loan B Facility will bear interest at the applicable Adjusted Term SOFR Rate plus 3.50% per annum, and the alternate base rate loans under the New Term Loan B Facility will bear interest at the alternate base rate plus 2.50% per annum. Original issue discount on the New Term Loan B Facility equal to 3.00% of the aggregate principal amount of the New Term Loan B Facility was paid in the form of a fee.

The terms of the term loan A facility and the revolving credit facility under the Amended and Restated Credit Agreement, including the maturity dates, interest rates and applicable margins with respect to such interest rates, remain unchanged.

A copy of the Refinancing Facility Agreement is included as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing description of the Refinancing Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Refinancing Facility Agreement No. 1, dated as of December 13, 2022 among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing Holdings, Inc. identified therein, each financial institution party thereto as a lender and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	December 14, 2022	By:	/s/ Christopher J. May
Christopher J. May
Vice President & Chief Financial Officer